
                                                                         NSAR ITEM 77O

                                                          VK Pennsylvania Value Municipal Income Fund
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING            PURCHASED FROM   AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                         PURCHASED
         1          Virgin Island Public Financing      PaineWebber      1,000,000           0.335%          11/10/99


Underwriting Participants:

Underwriters for #1
-------------------
Morgan Stanley & Co. Incorporated
Roosevelt & Cross